Exhibit 99.1

Abbott announces its intention to separate its global Nutrition business into an independent, publicly traded company

•	Separation will unlock potential of both companies to pursue distinct growth and value-creation strategies
•	The new Nutrition company will be a global leader in the rapidly growing healthy nutrition market, with a portfolio of iconic, category-leading brands, including Similac, PediaSure, Pedialyte, Glucerna and Ensure
•	Abbott will have accelerated sales growth and an expanded margin profile
•	Abbott intends to separate its Nutrition business through a tax-free distribution to Abbott shareholders
•	Separation expected to be completed by the end of 2027

ABBOTT PARK, Ill., Oct. 21, 2026 – Abbott, the global healthcare leader, today announced its intention to separate its Nutrition business into an independent publicly traded company that will be a global leader in the rapidly expanding healthy nutrition market with approximately $8.5 billion in annual sales and a portfolio of iconic brands.

“As we continue to shape Abbott for the future, this separation will benefit both companies, setting each one up for maximum success in its respective market,” said Robert B. Ford, chairman and chief executive officer, Abbott. “Our Nutrition business has a unique opportunity to capitalize on the growing demand for healthy nutrition, and it will be better positioned as an independent company to more effectively direct its strategic resources across its priorities. At the same time, Abbott’s core higher-growth, innovation-driven portfolio of medical devices, diagnostics and established medicines has compelling growth opportunities to improve the health and lives of people around the world.”

With different investment identities and requirements, growth profiles, and innovation cycles, both companies will benefit from resource and capital allocation strategies aligned to their distinct business models.

Nutrition: A leading healthy nutrition company

The Nutrition company will be a global leader in healthy nutrition with approximately $8.5 billion in annual sales. With about 16,000 employees and 14 manufacturing sites, it will have scale across developed and emerging markets and will be well positioned to capitalize on consumer health and nutrition trends, including metabolic health, prevention and wellness.

As an independent company, it will be better positioned to focus its resources more strategically across innovation, commercial activities and key initiatives that advance performance and long-term value creation.

Its portfolio of iconic global brands with leadership positions across infant, pediatric, medical and adult nutrition is highly differentiated in its competitive set and backed by evidence-based scientific research and healthcare professional recommendation, which drives durable organic growth at scale across channels. Abbott’s Nutrition portfolio is anchored by category-leading brands, including Ensure, the world’s No. 1 adult nutrition supplement drink; PediaSure, the world’s No. 1 pediatric nutrition supplement; Glucerna, the world’s No. 1 diabetes management nutrition brand; and Similac, the No. 1 infant formula brand in the U.S.

The Nutrition business has continued to innovate its portfolio – underpinned by consumer preferences and trends – with 10 product launches in the first half of 2026, including a high-protein Ensure shake featuring 42 grams of protein, the first and only ready-to-feed liquid infant formula made with whole milk in the U.S. under the Similac brand, and dye-free Pedialyte products.

Daniel Salvadori, executive vice president and group president, Established Pharmaceuticals and Nutritional Products, will become chief executive officer of the new Nutrition company. Mr. Salvadori joined Abbott in 2014 and has successfully led complex international businesses, as senior vice president, Established Pharmaceuticals, Latin America and executive vice president of Nutritional Products before being appointed to his current position in 2021. Prior to Abbott, he held leadership roles at CFR Pharmaceuticals and Sandoz.

Abbott: A fast-growing global health leader

Abbott will remain one of the largest, fastest growing and most diversified healthcare companies with unique breadth and scale. After the transaction, Abbott will have sales of approximately $42 billion and market-leading positions in cardiovascular and neuromodulation devices; biowearables; laboratory, point-of-care and cancer diagnostics; and established medicines. Abbott’s portfolio helps people manage a range of conditions and enable informed and earlier clinical decision making.

The company remains aligned with evolving and durable healthcare trends, including an aging population, growing prevalence of chronic disease, personalized treatment and greater demand for earlier diagnosis so people can stay and get healthy. Abbott will maintain a balanced portfolio of products and payors with a strong presence across both developed and emerging markets.

Transaction Details

Abbott intends to separate the Nutrition business through a distribution of shares of the independent Nutrition company to Abbott shareholders. Upon completion of the separation, Abbott shareholders will own shares in both Abbott and the independent Nutrition company.

Abbott expects the combined dividend to be paid by Abbott and the new Nutrition company to be equal to Abbott’s dividend at the time of separation. The transaction is intended to qualify as a tax-free separation for U.S. federal income tax purposes.

Abbott expects to complete the transaction by the end of 2027, subject to customary conditions, including regulatory approvals, the effectiveness of a registration statement on Form 10 and final approval by the Abbott Board of Directors.

The planned separation will not impact Abbott’s guidance for 2026 or the guidance for 2027 that Abbott plans to provide in January. Abbott expects to incur one-time charges related to the transaction during the periods preceding the separation, to be quantified at a later date.

The Nutrition business will continue to operate as part of Abbott throughout the separation process.

Goldman Sachs & Co. LLC is serving as financial advisor to Abbott, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Abbott.

Abbott Conference Call

Abbott will discuss the transaction on its third-quarter earnings conference call today at 8 a.m. Central time (9 a.m. Eastern time). The webcast will be accessible through Abbott’s Investor Relations website at www.abbottinvestor.com. An archived edition of the call will be available later today.

Frequently Asked Questions

Why is Abbott intending to separate its nutrition business?
Abbott has a successful history of shaping the company through internal and external actions that deliver on evolving growth opportunities.

We regularly examine the makeup of the company, and it is clear that the Nutrition business has a unique opportunity to capitalize on consumer preferences and trends in healthy nutrition. As an independent company, it will be better positioned to focus its resources more strategically across innovation, commercial activities and key initiatives that advance performance and long-term value creation. At the same time Abbott will focus on its core higher-growth, innovation-driven portfolio of medical devices, biowearables, diagnostics and established pharmaceuticals, which has compelling opportunities to expand health impact for people around the world.

With different investment identities and requirements, growth profiles and innovation cycles, both companies will benefit from resource and capital allocation strategies aligned to their distinct business models.

What will the profile of the new Nutrition company be after the separation?

The new Nutrition company will be a global leader in healthy nutrition with approximately $8.5 billion in annual sales, about 16,000 employees and 14 manufacturing sites. It will have a portfolio of household brands across infant, pediatric, medical and adult nutrition, including Similac, PediaSure, Pedialyte, Glucerna and Ensure. The new Nutrition company will be differentiated by its product offerings, which are backed by evidence-based scientific research and healthcare professional recommendation, as well as its presence and scale across both developed and fast-growing emerging markets.

What will Abbott look like after the separation?

Abbott remains one of the largest, fastest growing and most diversified healthcare companies with unique breadth and scale. It will have sales of approximately $42 billion, about 106,000 employees and market-leading positions in cardiovascular and neuromodulation devices; biowearables; laboratory, point-of-care and cancer diagnostics; and established medicines. This portfolio helps people stay and get healthy, manage chronic conditions and enable informed and earlier clinical decision making.

When will the separation be complete?

Abbott expects to complete the transaction by the end of 2027, subject to customary conditions, including regulatory approvals, the effectiveness of a registration statement on Form 10 and final approval by the Abbott Board of Directors.

About Abbott:

Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 122,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com and on LinkedIn, Facebook, Instagram, X, and YouTube.

Private Securities Litigation Reform Act of 1995 — A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995, including statements regarding the planned separation of the Nutrition business from Abbott and the expected financial results and prospects of Abbott and the new Nutrition company following the separation. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, and there is no assurance as to the timing of the planned separation or whether it will be completed. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2025, and are incorporated herein by reference. Additional factors relating to the planned separation, including the ability to satisfy the conditions necessary to complete the transaction, obtain applicable regulatory approvals and tax rulings, successfully separate the businesses, and realize the expected benefits of the transaction, may also cause actual results to differ materially from those indicated in the forward-looking statements. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Media: Scott Stoffel, (224) 668-5201 Kate Dyer, (224) 668-9965 Abbott Financial: Michael Comilla, (224) 668-1872 Tamika McLoughlin, (224) 399-5082 Randy Blakely, (224) 668-0036

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